Exhibit 5.1

H. MAURICE MITCHELL

(1925-2011)

WILLIAM H.L. WOODYARD, III

(1945-2014)

MICHELE ALLGOOD

JOHN K. BAKER

SHERRY P. BARTLEY

TRAV BAXTER

R. T. BEARD, III

BENJAMIN D. BRENNER[1]

JASON T. BROWNING

MICHELLE L. BROWNING

JOHN S. BRYANT

C. DOUGLAS BUFORD, JR.

BURNIE BURNER[2]

FREDERICK K. CAMPBELL[3]

CHARLES B. CLIETT, JR.[4]

ADRIA W. CONKLIN[5]

KEN COOK

COURTNEY C. CROUCH, III

ELISABETH S. DELARGY[6]

Jill GRIMSLEY DREWYOR[7]

JANE W. DUKE

DOAK FOSTER[3]

BYRON FREELAND

KAREN P. FREEMAN[5]

ALLAN GATES[3]

KATHLYN Graves

Harold W. HAMLIN

MEGAN D. HARGRAVES

L. KYLE  HEFFLEY[8]

BEN D. JACKSON

ANTON L. JANIK, JR. [9]

WENDY L. JOHNSON

MARGARET A. JOHNSTON

M. SAMUEL JONES III

JOHN ALAN LEWIS

D. NICOLE LOVELL

AMANDA L. MACLENNAN[2]

WALTER E. MAY

BRUCE MCCANDLESS  III[10]

CHRISTOPHER A. MCNULTY

LANCE R. MILLER

STUART P. MILLER

T. ARK MONROE, III[3]

JENNIFER R. PIERCE

BRIAN A. PIPKIN

CHRISTOPHER D. PLUMLEE

JULIE M. POMERANTZ[11]

SCOTT PROVENCHER

425 WEST CAPITOL AVENUE, SUITE 1800 LITTLE ROCK, ARKANSAS 72201-3525 TELEPHONE 501-688-8800 FAX 501-688-8807

LYN P. PRUITT

CHRISTOPHER T. ROGERS

J. SCOTT SCHALLHORN

12BARRY G. SKOLNICK

3DERRICK W. SMITH

STAN D. SMITH

MANDY L. STANTON

ZACHARY T. STEADMAN

CLAYBORNE S. STONE

3JEFFREY THOMAS

MARY CATHERINE WAY

WALTER G. WRIGHT, JR.

JOHN E. ALEXANDER

DEVIN R. BATES

KATIE BRANSCUM

MATT BRUNSON

8BRYCE G. CRAWFORD

13LAUREN N. DILIZIA

8NATALIE M. DODD

ASHLEY L. GILL

DAVID F. KOEHLER

JACOB MCELROY

14BETHANY N.  MARSHALL

2REBECCA PATEL

BRITTANY H. PETTINGILL

KENDRA PRUITT

15SAINABOU M. SONKO

GRAHAM C. TALLEY

COUNSEL

MELISSA BANDY

16DAVID N. BLACKORBY

CRAIG R. COCKRELL

MORRIL H. HARRIMAN, JR

5MARTHA MCKENZIE HILL

17GINGER HYNEMAN

KELLY MARCHAND

18NATHAN A. READ

2STANTON K. STRICKLAND

ALBERT J. THOMAS III

19JORDAN P. WIMPY

OF COUNSEL

W. CHRISTOPHER BARRIER

JOSEPH W. GELZINE

DONALD H. HENRY

20HERMANN IVESTER

ANNE S. PARKER

JOHN S. SELIG

MARCELLA J. TAYLOR

RICHARD A. WILLIAMS

WRITER’S DIRECT DIAL

1 ADMITTED IN CALIFORNIA AND  ARKANSAS

2 ONLY ADMITTED IN TEXAS

3 ADMITTED IN DISTRICT OF  COLUMBIA AND ARKANSAS

4 ADMITTED IN ARIZONA, TEXAS  AND ARKANSAS

5 ADMITTED IN TEXAS AND  ARKANSAS

6 ADMITTED IN TENNESSEE AND  TEXAS

7 ADMITTED IN OKLAHOMA,  MISSOURI AND ARKANSAS

8 ADMITTED IN MISSOURI AND  ARKANSAS

9 ADMITTED IN COLORADO AND  ARKANSAS

10 ADMITTED IN DISTRICT OF  COLUMBIA, NEW YORK, AND TEXAS

11 ADMITTED IN GEORGIA AND TEXAS

October 30, 2017

12 ADMITTED IN NEW YORK AND  PENNSYLVANIA

13 ADMITTED IN ALABAMA AND TEXAS

14 ADMITTED IN OKLAHOMA AND  ARKANSAS

15 ADMITTED IN ARKANSAS, GEORGIA,  NEW JERSEY, AND NEW YORK

16 ADMITTED IN ARKANSAS, ARIZONA,  OREGON, AND TEXAS

17 ADMITTED IN TENNESSEE AND  ARKANSAS

18 ADMITTED IN ARKANSAS AND NEW  JERSEY

19 ADMITTED IN WYOMING AND  ARKANSAS

20 ADMITTED IN THE U.S. PATENT  AND TRADEMARK OFFICE AND ARKANSAS

ALL OTHERS ADMITTED ONLY IN  ARKANSAS

Board of Directors

Universal Logistics Holdings, Inc.

12755 E. Nine Mile Road

Warren, Michigan 48089

Re: Registration Statement on Form S-3

Gentlemen:

We have acted as counsel to Universal Logistics Holdings, Inc., a corporation organized under the laws of the State of Michigan (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a shelf Registration Statement on Form S-3, as amended (the “Registration Statement”). The Registration Statement is being filed under the Securities Act on the date hereof for the registration of (a) the following securities, to be offered and sold from time to time in one or more offerings by the Company, as more fully described in the Registration Statement:

(i)	common stock, no par value, of the Company;

(ii)	preferred stock, no par value, of the Company;

(iii)	debt securities of the Company;

(iv)	rights of the Company; and

(v)	warrants of the Company;

and (b) secondary shares of common stock, no par value, of the Company currently issued and outstanding to be offered and sold from time to time in one or more offerings by certain selling shareholders of the Company named in the prospectus constituting a part of the Registration Statement (collectively “the Securities”).

MITCHELL, WILLIAMS, SELIG, GATES & WOODYARD, P.L.L.C. | ATTORNEYS AT LAW

MITCHELLWILLIAMSLAW.COM

Board of Directors

Universal Logistics Holdings, Inc.

October 30, 2017

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

In so acting we have examined originals, or copies certified or otherwise identified to our satisfaction, of (a) an executed copy of the Registration Statement, including the prospectus filed therewith constituting a part of the Registration Statement and the exhibits to the Registration Statement; (b) those exhibits that have been incorporated by reference to the Registration Statement; (c) the Amended and Restated Articles of Incorporation of the Company, as amended; (d) the Fourth Amended and Restated Bylaws of the Company; (e) certain resolutions adopted by the Board of Directors of the Company (the “Board”) with respect to the Registration Statement and the issuance of the Securities contemplated thereby; and (f) such other documents, records, certificates and other instruments as in our judgment are necessary or appropriate for purposes of this opinion.

In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Michigan Business Corporation Act, as amended, and the federal laws of the United States. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

With respect to the Securities to be offered and sold by the Company, we have assumed that (i) the Securities to be offered by the Company will have been specifically authorized for issuance by the Board; (ii) any debt securities offered by the Company will be issued pursuant to one or more indentures, each to be between the Company and a financial institution identified therein as the trustee; (iii) any Securities issuable upon conversion, exchange, or exercise of any Securities being offered will have been duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise; (iv) the Commission will have entered an appropriate order declaring effective the Registration Statement; (v) a prospectus supplement will have been filed with the Commission describing the Securities offered thereby; (vi) all Securities will be offered and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable prospectus supplement; (vii) to the extent applicable, a definitive purchase, underwriting, guarantee, or similar agreement with respect to the Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (viii) the terms of the Securities will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Board of Directors

Universal Logistics Holdings, Inc.

October 30, 2017

With respect to the issuance and sale of any capital stock by the Company, we have assumed that, at the time of issuance and sale, a sufficient number of shares of common and/or preferred stock are authorized and reserved or available for issuance and that the consideration for the issuance and sale of the capital stock will consist of any tangible or intangible property or benefit to the Company, including but not limited to cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Company, as approved by the Board or a committee thereof, and that such consideration is adequate. We have also assumed that (i) with respect to the issuance and sale of any debt securities by the Company, at the time of execution, authentication, issuance and delivery of such debt securities, the applicable indenture will be the valid and legally binding obligation of the trustee named therein; (ii) with respect to Securities being issued upon conversion of any convertible preferred stock, the applicable convertible preferred stock will be duly authorized, validly issued, fully paid and nonassessable; and (iii) with respect to any Securities being issued upon exercise of any warrants, the applicable warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, rehabilitation, moratorium, fraudulent conveyance, marshalling, or other laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

Based upon, subject to and limited by the foregoing, we are of the opinion that:

1. The shares of common stock of the Company to be offered by the selling shareholders have been duly authorized and are validly issued, fully paid and nonassessable.

2. When issued upon the terms and conditions set forth in the Registration Statement and upon approval of the issuance and sale of the Securities consisting of capital stock, or any portion thereof, by the Board, such Securities will be validly issued, fully paid and nonassessable.

3. With respect to any debt securities, when (i) the terms of the debt securities and of their issuance and sale have been duly established in conformity with the applicable indenture so as not to violate any law or result in any default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ii) the Board has taken all necessary corporate action to approve the issuance and terms of such debt securities, the terms of the offering thereof, and related matters; (iii) the applicable indenture and any supplemental indenture relating to the debt securities have been duly authorized, executed and delivered by the Company and by the trustee thereunder; (iv) the debt securities have been duly executed and authenticated in accordance with the indenture; and (v) the debt securities have been issued as contemplated in the Registration Statement and any applicable prospectus supplement thereto, such debt securities will constitute valid and binding obligations of the Company.

Board of Directors

Universal Logistics Holdings, Inc.

October 30, 2017

4. With respect to any rights, when (i) the terms of the rights and of their issuance and sale have been duly authorized by the Company, (ii) the applicable rights agreement has been duly authorized, executed and delivered by the parties thereto, and (iii) such rights have been duly executed and delivered in accordance with the applicable rights agreement and issued and sold as contemplated in the Registration Statement and any applicable prospectus supplement thereto, such rights will constitute valid and binding obligations of the Company.

5. With respect to any warrants, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of such warrants, the terms, execution and delivery of any warrant agreement relating to the warrants, the terms of the offering thereof and related matters; (ii) the warrant agreement has been duly authorized and validly executed and delivered; and (iii) such warrants have been duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable warrant agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration provided for therein, such warrants will constitute valid and binding obligations of the Company.

Our opinion represents the reasoned judgment of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C., as to certain matters of law stated herein and should not be considered or construed as a guaranty. This opinion letter speaks as of the date hereof. Our opinion is subject to future changes in law or fact, and we disclaim any obligation to advise you of or update this opinion for any changes of applicable law or facts that may affect matters or opinions set forth herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this opinion and consent, we do not admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ Mitchell, Williams, Selig,
Gates & Woodyard, P.L.L.C. MITCHELL, WILLIAMS, SELIG, GATES & WOODYARD, P.L.L.C.